EXHIBIT 10.21

SECOND AMENDMENT TO

DISTRIBUTION AGREEMENT

FOR FLUVIRAL™ (INFLUENZA VACCINE)

THIS SECOND AMENDMENT is entered into as of the 5th day of October, 2006, by and between ID Biomedical Corporation (“IDB”) and Henry Schein, Inc.(“HSI”) (the “Second Amendment”).

WHEREAS, HSI and IDB have entered into a certain Distribution Agreement for Fluviral™ influenza vaccine as of December 2, 2004, as amended by the Amendment effective October 2, 2006 (“Agreement”);

WHEREAS, HSI and IDB desire to further amend certain terms of the Amendment for the 2006/2007 Flu Season only;

NOW, THEREFORE, in consideration of the mutual covenants contained hereto, the parties, intending to be legally bound, agree to further amend the Amendment that applies to the 2006/2007 Flu Season only as follows:

1.        The next to the last sentence of subparagraph (a) of the revised Section 3.1 of the Amendment is hereby deleted and restated in its entirety as follows:

“HSI hereby agrees to provide distribution services in connection with the sales of such doses and to charge the end use customer no more than the price negotiated by IDB with the end user customer (HSI may charge less if it elects to do so), and HSI shall pay IDB for such doses the Purchase Price set forth in Section 2(A)(v) of Schedule 1 of the Agreement, provided that HSI’s obligation to pay IDB the Purchase Price for such doses shall be contingent on HSI’s receipt of payment from the end user customer for the doses.”

2.         The second sentence of subparagraph 3.1 (b) is deleted and restated in its entirety as follows:

“Any written notice from HSI must specify the amount of Product it elects to purchase for delivery and release in November and a requested delivery schedule that is consistent with the estimated delivery schedule described in subsection (a) above, and IDB shall use commercially reasonable efforts to distribute product in accordance with such proposed delivery schedule, provided that any Product which IDB fails to deliver in accordance with the proposed delivery schedule shall be returnable to IDB for full refund.”

3.         The next to the last sentence of subparagraph (b) of the revised Section 3.1 of the Amendment is hereby deleted and restated in its entirety as follows:

“In the event that such doses are available for delivery and release in November or December and IDB is able to find a purchaser for such doses and requires distribution services, HSI hereby agrees to provide distribution services in connection with the sales of such doses and to charge the end use customer no more than the price negotiated by IDB with the end user customer (HSI may charge less if it elects to do so), and HSI shall pay IDB for such doses the Purchase Price set for in Section 2(A)(v) of Schedule 1 of the Agreement, provided that HSI’s obligation to pay IDB the Purchase Price for such doses shall be contingent on HSI’s receipt of payment from the end user customer for the doses.”

4.	Section 4.1 is amended to add the following sentence to the end thereof:

“During the 2006/2007 Flu season only, General Injectables & Vaccines, Inc. (“GIV”), a wholly-owned subsidiary of HSI, shall be billed for Product delivered hereunder and HSI shall cause GIV to pay all such bills due and owing.”

5.         The following words are inserted in line 12 of the revised subparagraph (b) of Schedule 1 to the Amendment after the term “October 31, 2006”.

“(the “October Doses”)”

6.         The following new sentence is added to the end of the revised subparagraph (b) of Schedule 1 to the Amendment:

“Notwithstanding anything to the contrary contained in the Agreement, any October Doses that are not delivered to HSI’s warehouses and released for sale by October 31, 2006 shall be returnable to IDB for full refund.”

7.	The following new provision 5.6 is added for the 2006/2007 Flu season only:

“HSI desires and GSK agrees to ship to HSI designated locations other than the HSI warehouse and in exchange for GSK shipping to the other HSI designated locations, HSI agrees to pay the accrual shipping costs not to exceed five thousand dollars ($5,000.00) per week for such shipments.”

All remaining terms and conditions of the Agreement as amended not expressly amended herein shall remain in full force and effect.

In the event of a conflict between any of the terms contained in this Second Amendment and the terms contained in the Agreement, the terms of the Second Amendment shall govern.

All defined terms and conditions not expressly defined herein shall have the meaning ascribed to such terms in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date last written below.

ID Biomedical Corporation	Henry Schein, Inc.

By:	/s/ Paul Pinsonnault	By:	/s/ Philip Baseil
Title	Secretary	Title	VP Business Development
Date	November 3, 2006	Date	10/25/06